SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GOLF GALAXY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1831724
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7275 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-125007

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Common Stock, par value $0.01 per share

(Title of Class)

ITEM 1.                  Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share (the “Common Stock”), of Golf Galaxy, Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registration Statement on Form S-1 (File No. 333-125007) initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 17, 2005, and as subsequently amended (the “Registration Statement”), which description is incorporated herein by reference.  The description of the Common Stock contained in any prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of such prospectus with the Commission.

ITEM 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of the Registrant, to be effective upon completion of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Bylaws of the Registrant, to be effective upon completion of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Specimen of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4.2

Stock Purchase Warrant dated as of October 3, 2000 by and between Piper Jaffray & Co. (formerly, U.S. Bancorp Piper Jaffray Inc.) and the Registrant (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4.3

Amended and Restated Registration Rights Agreement dated as of October 3, 2000 among the holders of preferred stock, Randall K. Zanatta, Gregory B. Maanum and the Registrant (incorporated by reference to Exhibit 4.3 to the Registration Statement).

4.4	Conversion Agreement dated May 16, 2005 among the holders of preferred stock and the Registrant (incorporated by reference to Exhibit 4.4 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 27, 2005	GOLF GALAXY, INC.
(Registrant)

	By:	/s/ RICHARD C. NORDVOLD
Richard C. Nordvold
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of the Registrant, to be effective upon completion of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Bylaws of the Registrant, to be effective upon completion of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Specimen of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4.2

Stock Purchase Warrant dated as of October 3, 2000 by and between Piper Jaffray & Co. (formerly, U.S. Bancorp Piper Jaffray Inc.) and the Registrant (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4.3

Amended and Restated Registration Rights Agreement dated as of October 3, 2000 among the holders of preferred stock, Randall K. Zanatta, Gregory B. Maanum and the Registrant (incorporated by reference to Exhibit 4.3 to the Registration Statement).

4.4	Conversion Agreement dated May 16, 2005 among the holders of preferred stock and the Registrant (incorporated by reference to Exhibit 4.4 to the Registration Statement).